UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2016

MAGICSTEM GROUP CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-36128	46-1504799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 803, 8th Floor, Lippo Sun Plaza, 28 Canton Road, Tsim Sha Tsui, Hong Kong	n/a
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 2871 8000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 21, 2016, our company completed a private placement with three subscribers. The private placement was for an aggregate of 19,555,000 common shares of our company (each, a “Share”) at a price of $0.005 per Share for gross proceeds of $97,775.

Item 3.02 Unregistered Sales of Equity Securities

On November 21, 2016, we issued an aggregate of 19,555,000 Shares. The securities were issued in connection with the private placement on November 21, 2016. We issued the securities to three (3) non-US persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

10.1	Form of Subscription Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGICSTEM GROUP CORP.

Date: November 25, 2016	By:	/s/ Chi Man Ng
Chi Man Ng
President, CEO and Director (Principal Executive Officer)

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